Exhibit 4.1

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (“Agreement”) is entered into as of June 30, 2014, by and among Tabula Rasa Healthcare, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto (each, an “Investor” and collectively, the “Investors”).

Background:

WHEREAS, the Investors are receiving shares of the Company’s Series A-1 Convertible Preferred Stock, par value $0.0001 per share (“Series A-1 Convertible Preferred Stock”), Series A Convertible Preferred Stock, par value $0.0001 per share (“Series A Convertible Preferred Stock”, and together with the Series A-1 Convertible Preferred Stock, the “Series A Preferred Stock”), and Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”, and together with the Series A Preferred Stock, the “Preferred Stock”), in exchange for equivalent shares of capital stock in CareKinesis, Inc. (“CareKinesis”) pursuant to an Agreement and Plan of Merger of even date herewith (the “Merger”);

WHEREAS, CareKinesis and certain of the Investors have entered into that certain Amended and Restated Investors Rights Agreement, dated June 28, 2013 (the “Prior Agreement”); and

WHEREAS, the parties hereto desire to enter into this Agreement to reflect the exchange of exchange of shares pursuant to the Merger, which Agreement shall supersede and replace the Prior Agreement in its entirety, and which Prior Agreement shall hereafter be null and void.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Covenants of the Company.

1.1                               Information Rights.

(a)                                 The Company shall furnish to each Investor:

(i)                                     as soon as practicable but in any event within 15 days after the end of each of each calendar month, an unaudited consolidated balance sheet of the Company as at the end of such calendar month and unaudited consolidated statements of income and cash flows of the Company for such calendar month, including a comparison of actual results for such calendar month to budgeted results and to results for the same calendar month of the immediately preceding year;

(ii)                                  as soon as practicable but in any event not later than 30 days prior to the start of each new fiscal year, a business plan for the next fiscal year, which business plan shall include an operating budget on a monthly basis forecasting the Company’s revenues, expenses and cash position (including consolidated balance sheets and income statements for such months), and promptly after preparation, any revisions to the forecasts contained therein; provided, that such budget and business plan and each such revision, shall have been approved by the Board of Directors, including (i) the directors nominated by the holders of the Series A Preferred (the “Series A Directors”), and (ii) the director nominated by the holders of the Series B Preferred Stock (the “Series B Director,” and together with the Series A Directors, the “Preferred Directors”); and

(iii)                               such other information relating to the financial condition, business, prospects or corporate affairs of the Company or RevolutionCare, Inc (“RevolutionCare”) as such Investor may from time to time reasonably request.

(b)                                 Together with the financial statements called for in Section 1.1 (a)(i) and (ii), the Company shall deliver a certificate executed by the Chief Financial Officer of the Company that such financial statements were prepared in accordance with United States generally accepted accounting principles (“GAAP”) (with the exception of footnotes that may be required by GAAP) applied on a consistent basis with prior periods and fairly represent the financial condition of the Company as of the date they were prepared and the results of operations of the Company for the period indicated, subject to year-end audit adjustments.

(c)                                  As soon as practicable but in any event within 120 days after the end of each fiscal year, the Company shall furnish to each Investor an audited consolidated balance sheet of the Company as at the end of such year and audited consolidated statements of income, stockholders’ equity, and changes in cash flow of the Company for such year, prepared in accordance with GAAP consistently applied and certified by independent public accountants of nationally or regionally recognized standing selected by the Board of Directors of the Company or a duly authorized committee thereof, in each case including the Preferred Directors, and including a comparison of actual results for such fiscal year to budgeted results and results for the prior fiscal year.

(d)                                 As soon as practicable but in any event within 10 days following the end of each fiscal quarter, the Company shall furnish to each Investor a capitalization table of the Company as of the end of such fiscal quarter, certified by the Chief Executive Officer of the Company as being true and correct.

1.2                               Inspection Rights.  The Company shall permit each Investor and the Investor’s accountants, advisors and counsel to visit and inspect the properties of the Company and RevolutionCare, to examine each of their corporate and financial records and make copies thereof and to discuss their affairs, finances, and accounts with their respective executive officers, at such reasonable times and upon such reasonable notice as such Investor may reasonably request.

1.3                               Confidentiality.  Each Investor agrees that such Investor will keep confidential and will not disclose or divulge or use for any purpose (other than monitoring its investment or in connection with the exercise or enforcement of its rights under this Agreement) any confidential information obtained from the Company or RevolutionCare pursuant to the terms of this Agreement, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 1.3 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company and/or RevolutionCare, as applicable; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company or in connection with the exercise or enforcement of its rights under this Agreement; (ii) to any prospective purchaser of any securities of the Company from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 1.3; (iii) to any affiliate, partner, manager, member, officer, director, stockholder, parent, or wholly owned subsidiary of such Investor, or current or prospective investors in or lenders to such Investor or its affiliates, in each case in the ordinary course of business, provided that (A) such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information and (B) such Person (in the case of any such current or prospective investors in or lenders to such Investor or its affiliates) agrees to be bound by the provisions of this Section 1.3; or (iv) as may otherwise be required by law, rule, regulation, or court order or other governmental authority, provided that the Investor promptly notifies the Company or RevolutionCare, as applicable, of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.  The Company acknowledges that certain of the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company.  Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise, regardless of whether such enterprise has products or services that compete with those of the Company.

1.4                               First Offer Right.

(a)                                 Definitions.

(i)                                     “Common Stock issued or issuable on a fully diluted basis” means, as of any date, the total number of shares of Class A Non-Voting Common Stock (“Non-Voting Common Stock”) and Class B Voting Common Stock (“Voting Common Stock”, and collectively with Non-Voting Common Stock, “Common Stock”) that are issued and outstanding, plus the total number of shares of Common Stock that would be issued upon the conversion, exercise and/or exchange of all outstanding securities, options, rights, warrants or promissory notes of the Company which are as of such date, vested and in the money, as applicable, and convertible, exercisable and/or exchangeable, directly or indirectly, for shares of Common Stock.

(ii)                                  “Excluded Securities” means any securities defined as “Excluded Securities” in the Company’s Certificate of Incorporation.

(iii)                               “New Securities” means (A) securities of any kind or class, whether or not now authorized, issued by the Company after the date hereof and (B) rights of any kind to acquire, directly or indirectly (including, without limitation, by conversion, exchange or exercise) any securities described in clause (A).

(iv)                              “Pro Rata Share” means, with respect to each Investor, a fraction, the numerator of which is the number of shares of Common Stock owned by such Investor (including shares of Common Stock issuable upon conversion, exercise and/or exchange of all other outstanding securities of the Company owned by such Investor) on the Notice Date (as defined below) and the denominator of which is the total number of shares of Common Stock issued or issuable on a fully diluted basis on the Notice Date.

(v)                                 “Qualified A Public Offering” shall have the meaning given it the in the Company’s Certificate of Incorporation.

(vi)                              “Qualified B Public Offering” shall have the meaning given it the in the Company’s Certificate of Incorporation.

(b)                                 Subject to the terms and conditions of this Section 1.3, the Company hereby grants to each Investor a right of first offer to purchase New Securities that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than Excluded Securities, and in such amount as is determined herein.

(c)                                  If the Company proposes to issue any New Securities (other than Excluded Securities), it shall give the Investors written notice of its intention describing the New Securities and the price and the terms and conditions upon which the Company proposes to issue the same.  The Company shall offer to sell to each Investor such New Securities in accordance with the procedure set forth below:

(i)                                     The Company shall give each Investor a written notice (the “Offer Notice”).  The date on which the Company gives the Offer Notice is hereinafter referred to as the “Notice Date.”  The Offer Notice shall set forth: (A) the number of New Securities which the Company proposes to sell, (B) the price and a summary of the terms and conditions upon which the Company proposes to sell such New Securities, and (C) with respect to each Investor, such Investor’s Pro Rata Share of the New Securities.

(ii)                                  For a period of 30 days following the Notice Date (the “Acceptance Period”), each Investor shall have the right to purchase New Securities (the “Purchase Right”), on the terms and conditions stated in the Offer Notice and as more fully described herein.  Any Investor who desires to exercise such Investor’s Purchase Right shall give written notice (the “Acceptance Notice”) to the Company within the Acceptance Period.  The Acceptance Notice shall state that such Investor desires to exercise such Investor’s Purchase Right and the maximum number of New Securities that such Investor is willing to purchase upon exercise of such Purchase Right. Failure by a Investor to give the Acceptance Notice within the Acceptance Period shall be deemed, without any further action by the Company or the Investor, the irrevocable waiver of such Investor’s Purchase Right with respect to the New Securities set forth in the applicable Offer Notice and any other securities issuable, directly or indirectly, upon conversion, exercise or exchange of such New Securities which are sufficiently described in such Offer Notice.

(iii)                               The New Securities shall be allocated among each Investor delivering an Acceptance Notice in an amount equal to the product obtained by multiplying the number of New Securities by a fraction, the numerator of which is the total number of shares of Common Stock owned by such Investor (including shares of Common Stock issuable upon conversion, exercise and/or exchange of all other outstanding securities of the Company owned by such Investor) on the Notice Date and the denominator of which is the total number of shares of Common Stock owned on the Notice Date by all Investors (including shares of Common Stock issuable upon conversion, exercise and/or exchange of all other outstanding securities of the Company owned by all such Investors) delivering an Acceptance Notice, with such allocation being repeated in respect of any remaining New Securities until either all Investors have been allocated the maximum number of New Securities which they have stated they are willing to purchase pursuant to their respective Acceptance Notices, or until all New Securities have been so allocated among them.  Notwithstanding the foregoing, the Investors shall be entitled to allocate such New Securities in any other manner as may be agreeable to them; provided that no Investor shall be allocated (i) less than such Investor’s Pro-Rata Share of the New Securities unless such Investor elected to purchase less than such Pro-Rata Share, or (ii) otherwise fewer New Securities than such Investor would be entitled to purchase by operation of the preceding sentence, unless in each case such Investor has consented thereto in writing.  Each Investor shall have the right, upon written notice to the Company, to assign such Investor’s Purchase Right to any person.

(d)                                 The Company shall be entitled, during the period of 120 days following the expiration of the Acceptance Period (the “Unrestricted Period”), to sell up to the full amount of the New Securities set forth in the Offer Notice on the terms set forth in the Offer Notice, less the number of New Securities, if any, which the Investors have elected to purchase upon exercise of their Purchase

Rights in accordance with Section 1.4(c) (the “Remainder Securities”).  The Company shall give five days’ prior written notice to each Investor that has elected to purchase New Securities of any such sale which sale shall be at the price and upon terms and conditions no more favorable to the purchaser than those described in the Offer Notice.  If the Company does not complete the sale of the Remainder Securities to other purchasers within the Unrestricted Period, the Purchase Right provided hereunder shall be deemed to be revived and such Remainder Securities shall not be offered unless first reoffered to the Investors in accordance herewith.

1.5                               Key-Man Life Insurance.  The Company shall maintain key man life insurance on the life of Calvin H. Knowlton in an amount of not less than $3,000,000 with the proceeds payable to the Company.

1.6                               D&O Insurance; Employment Practices Insurance.  The Company shall maintain a directors’ and officers’ liability insurance policy and an employment practices insurance policy, both on terms reasonably satisfactory to the Requisite Investors.

1.7                               Proprietary Agreements.  The Company shall require all employees and consultants, upon commencement of their employment by or service to the Company, to enter into confidentiality, assignment of inventions and noncompetition agreements in form and substance reasonably acceptable to the Board of Directors of the Company, including the Preferred Directors.

1.8                               Vesting.  Unless otherwise approved by the Board of Directors, including the Preferred Directors, securities hereafter awarded to employees, directors, consultants and other service providers by the Company will not vest any more favorably than as follows (nor will there be any acceleration of vesting provisions): 25% of the shares subject to each award may vest on the one-year anniversary of the vesting commencement date for such award (but not earlier than the first anniversary of the date on which the employee, director, consultant or other service provider commenced employment (with respect to new hires) or the first anniversary of the date on which the award is granted (with respect to additional grants)), and thereafter 1/36th of the remaining shares comprising each award may vest on each subsequent monthly anniversary of the vesting commencement date for such award.  Such awards shall provide that the Company, or its assignee, shall have the right to repurchase at cost all unvested shares owned by employees, directors, consultants and other service providers upon termination, with or without cause, of their employment or relationship with the Company.

1.9                               Directors’ Liability and Indemnification.  The Company’s certificate of incorporation and bylaws (as they may be amended from time to time) shall provide (a) for elimination of the liability of directors to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.  In addition, the Company shall indemnify all directors to the maximum extent permissible under Delaware law pursuant to an indemnification agreement in such form as may be requested from time to time by the directors.

1.10                        Board Meetings.  The Board of Directors of the Company shall meet at least once every calendar quarter on an agreed-upon schedule.

1.11                        Non-Employee Director Expenses.  The Company shall reimburse the reasonable out-of-pocket expenses (consistent with the Company’s reimbursement policy and with respect to travel, the Company’s travel policy) incurred by all non-employee directors in connection with such directors’ attendance at meetings of the Board of Directors, meetings of any committees of the Board of Directors and any other meetings or events attended by such directors on behalf of the Company at the Company’s request or otherwise incurred in connection with the performance by such directors of their duties to the Company, promptly upon receipt of documentation of such expenses.

1.12                        Intentionally omitted.

1.13                        Committees of the Board.  In the event that the Board of Directors establishes a Compensation Committee, an Audit Committee, or any other committee of the Board of Directors, each such committee shall have at least three members, at least one of whom shall be a Series A Director and one of whom shall be a Series B Director.

1.14                        Reservation of Common Stock.  The Company shall take any and all action necessary to reserve for issuance the number of shares of Voting Common Stock into which all of the shares of Preferred Stock are convertible, and shall take such further action from time to time thereafter to increase the number of shares of Voting Common Stock reserved for issuance as required by any increase in the number of shares of Voting Common Stock into which such shares of Preferred Stock may then be converted.

1.15                        Termination. The Company’s obligations with respect to the Series A Investors (as defined below) who are not otherwise also a Series B Investor (as defined below), and the rights of each such Series A Investor, under this Section 1 shall terminate upon the occurrence of a Qualified A Public Offering, and the Company’s obligations with respect to the Series B Investors (as defined below), and the rights of each Series B Investor, under this Section 1 shall terminate upon the occurrence of a Qualified B Public Offering.  Notwithstanding the foregoing, Sections 1.6., 1.9 and 1.11 shall continue in effect for so long as any Preferred Director serves on the Board of Directors of the Company.

2.                                      Registration Rights.

2.1                               Definitions. As used in this Section 2, the following terms shall have the following respective meanings:

(a)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(b)                                 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c)                                  “Holder” means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

(d)                                 “Initial Public Offering” means the closing of the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(e)                                  “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(f)                                   “Registrable Securities” means the shares of Common Stock issued or issuable upon conversion of the Preferred Stock, or issued or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Preferred Stock.  Notwithstanding the foregoing, Registrable Securities shall not include (i) any securities sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) any securities sold in a private transaction in which the transferor’s rights under this Section 2 are not assigned, or (iii) with respect to each Holder, any shares of Common Stock described in the first sentence of this subparagraph (f), if all such shares of Common Stock could then be sold pursuant to Rule 144(k) under the Securities Act without any time limitation.

(g)                                  “Registrable Securities then outstanding” shall be the number of shares of Common Stock determined by calculating the total number of shares of Common Stock that are Registrable Securities and which are either (i)  then issued and outstanding or (ii) issuable upon conversion, exercise and/or exchange of any other outstanding securities.

(h)                                 “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including without limitation, all registration and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders (as set forth in Section 2.5(a)), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

(i)                                     “SEC” or “Commission” means the Securities and Exchange Commission.

(j)                                    “Securities Act” shall have the meaning set forth in Section 1.10.

(k)                                 “Selling Expenses” shall mean all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder, other than the fees and disbursements of one special counsel to the Holders included in the Registration Expenses.

(l)                                     “Series A Investor” shall mean any Investor who at the time holds shares of Series A Preferred Stock, Common Stock issued upon conversion thereof, or Common Stock issued or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series A Preferred Stock.

(m)                             “Series A Registrable Securities” means the shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, or issued or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series A Preferred Stock.  Notwithstanding the foregoing, Series A Registrable Securities shall not include (i) any securities sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) any securities sold in a private transaction in which the transferor’s rights under this Section 2 are not assigned, or (iii) with respect to each Holder, any shares of Common Stock described in the first sentence of this subparagraph (f), if all such shares of Common Stock could then be sold pursuant to Rule 144(k) under the Securities Act without any time limitation.

(n)                                 “Series B Investor” shall mean any Investor who at the time holds shares of Series B Preferred Stock, Common Stock issued upon conversion thereof, or Common Stock issued or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series B Preferred Stock.

(o)                                 “Series B Registrable Securities” means the shares of Common Stock issued or issuable upon conversion of the Series B Preferred Stock, or issued or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series B Preferred Stock.  Notwithstanding the foregoing, Series B Registrable Securities shall not include (i) any securities sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) any securities sold in a private transaction in which the transferor’s rights under this Section 2 are not assigned, or (iii) with respect to each Holder, any shares of Common Stock described in the first sentence of this subparagraph (f), if all such shares of Common Stock could then be sold pursuant to Rule 144(k) under the Securities Act without any time limitation.

(p)                                 “Special Registration Statement” shall mean a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction.

2.2                               Demand Registration.

(a)                                 Series A Demand Registration.

(i)                                     Subject to the conditions of this Section 2.2, at any time after the earlier of (i) the fifth anniversary of this Agreement or (ii) the date that is 181 days after the Company’s Initial Public Offering, the Holders of at least twenty-five percent (25%) of the Series A Registrable Securities then outstanding (the “Series A Initiating Holders”) may request in writing (the “Series A Demand Request”) that the Company file a registration statement under the Securities Act covering the registration of Series A Registrable Securities to the extent that such Series A Registrable Securities would have an aggregate price to the public in excess of $5,000,000.  The Series A Demand Request shall set forth the number of Series A Registrable Securities owned by the Series A Initiating Holders to be included in the registration statement.  In such event, the Company shall:

(1)                                 as promptly as practicable but in any event within five days following the receipt of the Demand Request, give written notice of such request to all Holders (the “Series A Demand Notice”);

(2)                                 subject to the limitations set forth in this Section 2.2, file, as expeditiously as reasonably possible, and in any event within 75 days following the receipt of such request, a registration statement under the Securities Act covering the Series A Registrable Securities specified by the Series A Initiating Holders in the Series A Demand Request and such other Registrable Securities with respect to which the Company has received written requests for inclusion within such registration statement within 15 days after the Company has given the Series A Demand Notice; and

(3)                                 use its reasonable diligent efforts to cause the registration statement to be declared effective.

(ii)                                  If the Series A Initiating Holders intend to distribute the Series A Registrable Securities covered by their Series A Demand Request by means of an underwritten offering, they shall so advise the Company in the Series A Demand Request, and the Company shall include such information in the Series A Demand Notice.  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein.  All Holders proposing to distribute their securities by means of such underwritten offering shall enter into an underwriting agreement in customary form with an underwriter or underwriters selected for such underwriting by the Company and reasonably acceptable to the Series A Initiating Holders holding at least a majority of the Series A Registrable Securities requested to be included in the underwritten offering.  Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of securities that may be included in the underwriting shall be reduced and allocated to the Holders of such Registrable Securities as follows: first, to the Holders of Series A Registrable Securities, all Series A Registrable Securities requested to be included in such registration on a pro rata basis based on the total number of Series A Registrable Securities requested to be included in such registration by such Holders; second, to the Holders of Series B Registrable Securities, up to the full number of Series B Registrable Securities requested to be included in such registration on a pro rata basis based on the total number of Series B Registrable Securities requested to be included in such registration by the such Holders; and third, to any other holders, the number of securities requested to be included by any other holders, in proportion as nearly as practicable, to the respective amounts of securities of the Company owned by them.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Series A Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.2(a)(ii), then the Company shall then offer to all Holders who have retained rights to include securities in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above.

(iii)                               The Company shall not be required to effect a registration pursuant to this Section 2.2(a):

(1)                                 after the Company has effected two (2) registrations pursuant to this Section 2.2(a) whereby the Company has in each case registered at least 75% of the Series A Registrable Securities requested by the Holders thereof to be registered, and, subject to Section 2.5, each such registration has been declared or ordered effective and has remained effective until such Holder or Holders have completed the distribution related thereto;

(2)                                 if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 2.2(a), a certificate signed by the Chief Executive Officer of the Company stating that in the good faith reasonable judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the Series A Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12 month period;

(3)                                 during the 90-day period commencing with the date of the Company’s Initial Public Offering;

(4)                                 if the Company delivers notice to the holders of the Series A Registrable Securities within 30 days following any registration request of its intent to file a registration statement for such initial public offering within 90 days thereof; or

(5)                                 if the Series A Initiating Holders propose to dispose of Series A Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

(b)                                 Series B Demand Registration.

(i)                                     Subject to the conditions of this Section 2.2, at any time after the earlier of (i) the fifth anniversary of this Agreement or (ii) the date that is 181 days after the Company’s Initial Public Offering, the Holders of at least twenty-five percent (25%) of the Series B Registrable Securities then outstanding (the “Series B Initiating Holders”) may request in writing (the “Series B Demand Request”) that the Company file a registration statement under the Securities Act covering the registration of Series B Registrable Securities to the extent that such Series B Registrable Securities would have an aggregate price to the public in excess of $5,000,000.  The Series B Demand Request shall set forth the number of Series B Registrable Securities owned by the Series B Initiating Holders to be included in the registration statement.  In such event, the Company shall:

(1)                                 as promptly as practicable but in any event within five days following the receipt of the Demand Request, give written notice of such request to all Holders (the “Series B Demand Notice”);

(2)                                 subject to the limitations set forth in this Section 2.2, file, as expeditiously as reasonably possible, and in any event within 75 days following the receipt of such request, a registration statement under the Securities Act covering the Series B Registrable Securities specified by the Series B Initiating Holders in the Series B Demand Request and such other Registrable Securities with respect to which the Company has received written requests for inclusion within such registration statement within 15 days after the Company has given the Series B Demand Notice; and

(3)                                 use its reasonable diligent efforts to cause the registration statement to be declared effective.

(ii)                                  If the Series B Initiating Holders intend to distribute the Series B Registrable Securities covered by their Series B Demand Request by means of an underwritten offering, they shall so advise the Company in the Series B Demand Request, and the Company shall include such information in the Series B Demand Notice.  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein.  All Holders proposing to distribute their securities by means of such underwritten offering shall enter into an underwriting agreement in customary form with an underwriter or underwriters selected for such underwriting by the Company and reasonably acceptable to the Series B Initiating Holders holding at least a majority of the Series B Registrable Securities requested to be included in the underwritten offering.  Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise all

Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of securities that may be included in the underwriting shall be reduced and allocated to the Holders of such Registrable Securities as follows: first, to the Holders of Series B Registrable Securities, all Series B Registrable Securities requested to be included in such registration on a pro rata basis based on the total number of Series B Registrable Securities requested to be included in such registration by such Holders; second, to the Holders of Series A Registrable Securities, up to the full number of Series A Registrable Securities requested to be included in such registration on a pro rata basis based on the total number of Series A Registrable Securities requested to be included in such registration by the such Holders; and third, to any other holders, the number of securities requested to be included by any other holders, in proportion as nearly as practicable, to the respective amounts of securities of the Company owned by them.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Series B Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.2(b)(ii), then the Company shall then offer to all Holders who have retained rights to include securities in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above.

(iii)                               The Company shall not be required to effect a registration pursuant to this Section 2.2(b):

(1)                                 after the Company has effected two (2) registrations pursuant to this Section 2.2(b) whereby the Company has in each case registered at least 75% of the Series B Registrable Securities requested by the Holders thereof to be registered, and, subject to Section 2.5, each such registration has been declared or ordered effective and has remained effective until such Holder or Holders have completed the distribution related thereto;

(2)                                 if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 2.2(b), a certificate signed by the Chief Executive Officer of the Company stating that in the good faith reasonable judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the Series B Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12 month period;

(3)                                 during the 90-day period commencing with the date of the Company’s Initial Public Offering;

(4)                                 if the Company delivers notice to the holders of the Series B Registrable Securities within 30 days following any registration request of its intent to file a registration statement for such initial public offering within 90 days thereof; or

(iv)                              if the Series B Initiating Holders propose to dispose of Series B Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

2.3                               Company Registration.

(a)                                 If, at any time, the Company proposes to file a registration statement under the Securities Act for purposes of a public offering of securities of the Company (including for this purpose a registration statement covering shares owned by stockholders other than the Holders but excluding Special Registration Statements), it shall notify all Holders of Registrable Securities in writing (the “Company Notice”).  Each Holder shall have the right (the “Piggyback Right”), subject to the limitations set forth in Section 2.3(b), to include in any such registration statement all or any part of the Registrable Securities then held by such Holder.  In order to exercise the Piggyback Right, a Holder shall give written notice to the Company (the “Piggyback Notice”) no later than 20 days following the date on which the Company gives the Company Notice.  The Piggyback Notice shall set forth the number of Registrable Securities that such Holder desires to include in the registration statement.

(b)                                 If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities in the Company Notice.  In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein.  All Holders proposing to distribute their Registrable Securities by means of such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated in the following manner: first, to the Company, all securities proposed to be registered by the Company for its own account; second, to the Holders, up to the full number of Registrable Securities requested to be included in such registration on a pro rata basis based on the total number of Registrable Securities requested to be included in such registration by the Holders; and third, to any other holders, the number of securities requested to be included by any other holders, in proportion as nearly as practicable, to the respective amounts of securities of the Company owned by them; provided, however, in no event shall the number of Registrable Securities of the Holders be reduced to a number less than 35% of the total amount of securities in the offering, unless such offering is the Company’s Initial Public Offering in which case the number of Registrable Securities included may be reduced to below 35% of the total number of securities is in the offering if the underwriters make the determination above and no other stockholder’s securities are included.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 business days prior to the effective date of the registration statement.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.3(b), then the Company shall then offer to all

Holders who have retained rights to include securities in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above.

(c)                                  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.  The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4                               Form S-3 Registration.

(a)                                 After its Initial Public Offering, the Company shall use its best efforts to qualify for registration on Form S-3, or any comparable or successor form or forms.  Any Holder or Holders of at least 15% of the Registrable Securities (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations or other similar capitalization changes) then outstanding (the “Form S-3 Initiating Holder(s)”) may request in writing that the Company effect a registration on Form S-3 (or any successor to Form S-3) with respect to any Registrable Securities owned by such Holder or Holders (the “Form S-3 Request”); provided, however, that the Company shall not be required to effect more than two (2) registrations pursuant to this Section 2.4 within any 12-month period.  The Form S-3 Request shall set forth the number of Registrable Securities owned by the Form S-3 Initiating Holders to be included in the Form S-3 registration statement.  In such event, the Company will:

(i)                                     as promptly as practicable but in any event within 10 days following the receipt of the Form S-3 Request, give written notice of the proposed registration (the “Form S-3 Notice”) to all other Holders of Registrable Securities; and

(ii)                                  as expeditiously as reasonably possible, file and use commercially reasonable efforts to cause to be declared effective, a registration statement covering the Registrable Securities specified by the Form S-3 Initiating Holder(s) in the Form S-3 Request, together with the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request received by the Company within 10 days after the Company has given the Form S-3 Notice.

(b)                                 The Company shall not be obligated to effect any registration pursuant to Section 2.4(a):

(i)                                     if Form S-3 is not available for such offering by the Holder or Holders;

(ii)                                  if the Holder or Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

(iii)                               if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the reasonable judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the Form S-3 Request from the Holder or Holders under this Section 2.4; provided, however, that the Company may not utilize this right more than once in any 12 month period; or

(iv)                              in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification, or compliance.

(c)                                  If the Form S-3 Initiating Holder(s) intend to distribute the Registrable Securities covered by their Form S-3 Request by means of an underwritten offering, they shall so advise the Company in the Form S-3 Request, and the Company shall include such information in the Form S-3 Notice.  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein.  All Holders proposing to distribute their securities by means of such underwritten offering shall enter into an underwriting agreement in customary form with an underwriter or underwriters selected for such underwriting by the Company and reasonably acceptably to a majority in interest of the Initiating Holders.  Notwithstanding any other provision of this Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of securities that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the total number of Registrable Securities requested to be included in such registration by the Holders; provided, however, that the number of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Form S-3 Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.4(c), then the Company shall then offer to all Holders who have retained rights to include securities in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above.

2.5                               Registration Expenses.

(a)                                 Subject to Section 2.5(b), all Registration Expenses incurred in connection with any registration pursuant to Section 2.2, Section 2.3, or Section 2.4 shall be borne by the Company, including the expense of a single special counsel to the Holders for each registration not to exceed $25,000 per registration.  All Selling Expenses incurred in connection with any such registration shall be borne by the Holders pro rata based on the number of Registrable Securities registered on behalf of each such Holder.

(b)                                 The Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or Section 2.4, the request of which has been subsequently withdrawn by the Series A Initiating Holders, the Series B Initiating Holders or the Form S-3 Initiating Holders, as the case may be, unless (i) the withdrawal is based upon material adverse information concerning the Company which was not available to the Series A Initiating Holders, the Series B Initiating Holders or Form S-3 Initiating Holders, as applicable, at the time of such request, or (ii) with respect to a registration requested pursuant to Section 2.2(a), the Holders of at least 75% of the Series A Registrable Securities then outstanding agree to forfeit their right to one requested registration pursuant to Section 2.2(a) (in which event such right under Section 2.2(a) shall be forfeited by all Holders of Series A Registrable Securities), or (iii) with respect to a registration requested pursuant to Section 2.2(b), the Holders of at least 75% of the Series B Registrable Securities then outstanding agree to forfeit their right to one requested registration pursuant to Section 2.2(b) (in which event such right under Section 2.2(b) shall be forfeited by all Holders of Series B Registrable Securities), or (iv) with respect to a registration requested pursuant to Section 2.4, the Holders of at least 75% of the Registrable Securities then outstanding agree to forfeit their right to one requested registration pursuant to Section 2.4 (in which event such right under Section 2.4 shall be forfeited by all Holders of Registrable Securities).  If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of securities for which registration was requested.  If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (i) above, then the applicable Holders of Series A Registrable Securities and or Series B Registrable Securities shall not forfeit their rights to a registration pursuant to Section 2.2 or Section 2.4, as applicable.

2.6                               Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for up to 120 days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that:

(i)                                     such 120 day period shall be extended for a period of time equal to the period the Holder agrees to refrain from selling any securities included in such registration at the request of the Company or an underwriter of Common Stock of the Company; and

(ii)                                  in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120 day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference in the registration statement of information required to be included in (I) and (II) above from periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act;

(b)                                 prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above;

(c)                                  furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, and any amendments or supplements thereto in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)                                 register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f)                                   notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.  The Company will as expeditiously as reasonably possible amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)                                  cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed;

(h)                                 provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(i)                                     furnish, at the request of the Holders of at least a majority of the Registrable Securities (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations or other similar capitalization changes) requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) if the securities are being sold through underwriters, a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.7                               Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least 67% of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are pari passu with or senior to the registration rights granted to the Holders hereunder.

2.8                               Obligations of Holders. Each selling Holder pursuant to a registration effected pursuant to this Agreement shall:

(a)                                 use its reasonable efforts to provide all such information and material concerning such Holder as may reasonably be requested by the Company in writing in order to enable the Company to comply with applicable requirements of the SEC;

(b)                                 not deliver any form of prospectus in connection with the sale of any Registrable Securities as to which the Company has advised the selling Holders in writing that it is preparing an amendment or supplement; and

(c)                                  not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.9                               Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on (each of the following, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or the Exchange Act, any federal or state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it is based directly upon a

Violation which occurs in reliance upon and in conformity with written information expressly furnished for use in connection with such registration by such Holder.

(b)                                 To the extent permitted by law, each Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities which are being registered, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on a Violation, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and expressly stated to be specifically for use in the registration statement; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, in no event shall the indemnity by a particular Holder under this Section 2.9(b) exceed the net proceeds from the sale of Registrable Securities in the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), for which such party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel of its choice; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9 if, and solely to the extent that, such failure materially prejudices the ability of the indemnifying party to defend such action; provided that the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)                                 If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute, severally and not jointly, to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall any contribution by a Holder under this Section 2.9(d), when combined with any amounts paid by such Holder pursuant to Section 2.9(b), exceed the net proceeds from the sale of Registrable Securities in the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.  Notwithstanding anything else herein to the contrary, no party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10                        Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, former partner, member or former member of a Holder, and in the case of a venture capital fund, other funds managed by the same investment manager and its affiliates, (b) is a Holder’s family member or trust for the benefit of an individual Holder or a family member of such Holder, or (c) acquires at least 5% of the Registrable Securities held by such Holder (as adjusted for stock splits, stock dividends, reverse stock splits, stock combinations or other similar capitalization changes); provided, however, the transferor shall furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and such transferee shall furnish to the Company its agreement in writing to be subject to all obligations of a Holder set forth in this Agreement.

2.11                        “Market Standoff” Agreement.

(a)                                 Each Holder hereby agrees that such Holder shall not sell or enter into any hedging or similar transaction with the same economic effect as a sale, transfer, make any short sale, or grant any option for the purchase, of any Common Stock (or other securities) of the Company held by such Holder immediately prior to the IPO Effective Date (defined below) (other than those included in the registration) for a period specified by the Company or representative of the underwriters of Common Stock (or other securities) of the Company not to exceed 180 days following the effective date of a registration statement of the Company filed under the Securities Act with respect to an Initial Public Offering (the “IPO Effective Date”); provided, however, that, if required by such underwriter, such 180-day period shall be extended to such longer period of time as is necessary to enable such underwriter to issue a research report or make a public appearance that relates to an earnings release or announcement by the Company within 15 days prior to or after the date that is 180 days after the effective date of the registration statement relating to such offering, but in any event not to exceed 210 days following the effective date of the registration statement relating to such offering.  The foregoing agreement shall only be applicable if all officers, directors and 1% stockholders of the Company enter into similar agreements, and shall not apply to the sale of any securities to an underwriter pursuant to an underwriting agreement, or to securities acquired in or following the Initial Public Offering.  In addition, if the Company or the underwriters shall release any Registrable Securities or any other securities (the “Released Securities”) from the requirements of this Section 2.11 before the end of the period set by the Company or the underwriters, then the Registrable Securities of each Holder shall be released from the provisions of this

Section 2.11 in the same proportion as the Released Securities bear to the total number of securities held by such Holder which were subject to this Section 2.11.  Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters which are consistent with the foregoing or which are necessary to give further effect thereto.  The obligations described in this Section 2.11 shall not apply to a Special Registration Statement.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) to enforce the foregoing restrictions.

(b)                                 Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by this Section 2.11.

(c)                                  The Company shall cause each person to whom it issues shares of its capital stock after the date hereof to be bound by a market standoff obligation equivalent to the obligation contained in Section 2.11(a) above.

2.12                        Reports Under the Exchange Act.  With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)                                 make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Public Offering;

(b)                                 file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

3.                                      Miscellaneous.

3.1                               Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law or choice of law that would cause the laws of any other jurisdiction to apply.

3.2                               Amendment and Waiver.  Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only upon the written consent of the Company and the Requisite Investors.  Any amendment or waiver effected in accordance with this Section 3.2 shall be binding upon each Investor who did not consent in writing thereto.  Nothing contained herein shall be construed to prohibit the effectiveness of a waiver not complying with this Section 3.2 as to any Investor actually giving the waiver.  “Requisite Investors” shall mean collectively, (i) the holders of at least 67% of the then issued and outstanding shares of Series A Preferred Stock, voting together as a separate class (the “Requisite

Series A Investors”), on an as-converted to Common Stock basis, and (ii) the holders of at least a majority of the then issued and outstanding shares of Series B Preferred Stock, voting together as a separate class (the “Requisite Series B Investors”).

3.3                               Entire Agreement.  This Agreement constitutes the entire agreement between the parties relative to the specific subject matter hereof. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Agreement.

3.4                               Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (c) the next business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, or (d) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.  All communications shall be sent to the Company at the address, facsimile number or electronic mail address set forth on the signature page hereof, and to each Investor at the address, facsimile number or electronic mail address set forth on Schedule A hereto, or at such other address, facsimile number or electronic mail address as the Company or each Investor may designate by 10 days’ advance written notice to the other parties hereto.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s Restated Certificate or bylaws by (i) confirmed facsimile telecommunication to the facsimile number set forth in the exhibits to this Agreement (or to any other facsimile number for the Holder in the Company’s records), (ii) confirmed electronic mail to the electronic mail address set forth in the exhibits to this Agreement (or to any other electronic mail address for the Holder in the Company’s records),or (iii) any other form of confirmed electronic transmission (as defined in the Delaware General Corporation Law) directed to the Holder. This consent may be revoked by a Holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

3.5                               Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.6                               Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of Preferred Stock or if any person shall otherwise receive any shares of Preferred Stock, such recipient of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor” hereunder. The addition of any such party shall not be deemed an amendment to this Agreement and shall not require the consent of any party hereto.

3.7                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A facsimile, telecopy or other reproduction of this Agreement executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen shall be considered valid, binding and effective for all purposes.

3.8                               Successors and Assigns.  The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

3.9                               Specific Performance.  The parties hereto hereby declare that it is impossible to measure in money the damages that will accrue to a party hereto, or to their heirs, personal representatives, successors or assigns, by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable.  If any party hereto, or his heirs, personal representatives, or successors or assigns, institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

3.10                        Interpretation.  Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

3.11                        Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

3.12                        Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

3.13                        Right to Conduct Activities.  The Company and each Holder hereby acknowledge that some or all of the Investors are professional investment funds and, as such, invest in numerous portfolio companies, some of which may be competitive with the Company’s business.  No Investor shall be liable to the Company or to any Holder for any claim arising out of, or based upon, (a) the investment by the Investor in any entity competitive with the Company, or (b) actions taken by any partner, officer or other representative of any Investor to assist any such competitive company, whether or not such action was taken as a board member of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company, so long as (a) no representative of any Investor participating as a member of the Board or as an observer shall also participate on the board of directors or as an observer or officer, employee or consultant of any company involved in a business directly competitive with the Company; and (b) no confidential information of the Company is used or disclosed by such Investor in connection with any such competitive activities.

3.14                        Prior Agreement.  The Prior Agreement is hereby terminated and superseded in its entirety by this Agreement.  All provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, and the Company and the Investors hereby agree to be bound by the provisions hereof as the sole agreement among the Company and the Investors with respect to the matters set forth herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date first set forth above.

TABULA RASA HEALTHCARE, INC.

By:	/s/ Calvin Knowlton
Name:	Calvin Knowlton
Title:	Chief Executive Officer

Address: 110 Marter Ave., Suites 304/309/310
Moorestown, NJ 08057
Attn: Calvin Knowlton
Facsimile: 866-629-9245

[SIGNATURE PAGE TO TABULA RASA HEALTHCARE, INC.

INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date first set forth above.

RADIUS VENTURE PARTNERS III, L.P.

By:	RADIUS VENTURE PARTNERS III, LLC,
its General Partner

	By:	/s/ Daniel C. Lubin
Name: Daniel C. Lubin
Title: Managing Member

RADIUS VENTURE PARTNERS III QP, LP

By:	RADIUS VENTURE PARTNERS III, LLC,
its General Partner

	By:	/s/ Daniel C. Lubin
Name: Daniel C. Lubin
Title: Managing Member

RADIUS VENTURE PARTNERS III (OHIO), LP

By:	RADIUS VENTURE PARTNERS III
(OHIO), LLC, its General Partner

	By:	RADIUS VENTURE PARTNERS III,
LLC, its Manager

		By:	/s/ Daniel C. Lubin
			Name:	Daniel C. Lubin
			Title:	Managing Member

[SIGNATURE PAGE TO TABULA RASA HEALTHCARE, INC.

INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date first set forth above.

ORIGINATE GROWTH FUND #1 A, L.P.

By:	Originate Growth GP, LLC
its General Partner

	By:	/s/ Glen R. Bressner
Name: Glen R. Bressner
Title: Managing Partner

ORIGINATE GROWTH FUND #1 Q, L.P.

By:	Originate Growth GP, LLC
its General Partner

	By:	/s/ Glen R. Bressner
Name: Glen R. Bressner
Title: Managing Partner

[SIGNATURE PAGE TO TABULA RASA HEALTHCARE, INC.

INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date first set forth above.

EMERALD STAGE2 VENTURES, L.P.

By:	Stage 2 Capital Venture Associates, L.P.,
Its General Partner

	By:	/s/ Bruce Luehrs
		Name:	Bruce Luehrs
		Title:	General Partner

[SIGNATURE PAGE TO TABULA RASA HEALTHCARE, INC.

INVESTOR RIGHTS AGREEMENT]

SCHEDULE A

SCHEDULE OF INVESTORS

NAME

Emerald Stage2 Ventures, L.P.
Suite 400, 4800 South 13th Street
Philadelphia, PA  19112
Attn:  Bruce H. Luehrs

Originate Growth Fund #1 Q, L.P.
205 Webster Street
Bethlehem, PA  18015
Attn:   Glen R. Bressner

Originate Growth Fund #1 A, L.P.
205 Webster Street
Bethlehem, PA  18015
Attn:  Glen R. Bressner

Radius Venture Partners III, L.P.
400 Madison Avenue, 8th Floor
New York, NY 10017
Attn:  Daniel C. Lubin

Radius Venture Partners III QP, L.P.
400 Madison Avenue, 8th Floor
New York, NY 10017
Attn:  Daniel C. Lubin

Radius Venture Partners III (Ohio), L.P.
400 Madison Avenue, 8th Floor
New York, NY 10017
Attn:  Daniel C. Lubin

A-1